Exhibit 99.2

                       NOTICE OF GUARANTEED DELIVERY

                             Offer to Exchange
                        8.20% Senior Notes Due 2007
               (Registered Under The Securities Act of 1933)
                    For Any and All of Its Outstanding
                        8.20% Senior Notes Due 2007
                                    of

                            THE LTV CORPORATION
                       Unconditionally Guaranteed By
                          LTV STEEL COMPANY, INC.

      This Notice of Guaranteed Delivery or one substantially equivalent hereto may be used to accept the Exchange Offer (as defined below) if (i) certificates for the 8.20% Senior Notes due 2007 (the "Old Notes") of The LTV Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit the holder's Old Notes or other required documents to reach The Chase Manhattan Bank (the "Exchange Agent") before the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer-- Guaranteed Delivery Procedures" in the Prospectus dated _________, 1997 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of the Company.

               The Exchange Agent for the Exchange Offer is:

                            THE CHASE MANHATTAN BANK

By Hand or Overnight Delivery:     Facsimile Transmissions:         By Registered Or Certified Mail:
                                   (Eligible Institutions Only)
    The Chase Manhattan Bank           (212) 638-7375 or                The Chase Manhattan Bank
        55 Water Street                 (212) 344-9367                     55 Water Street
    Room 234, North Building                                               Room 234, North Building
    New York, New York 10041                                               New York, New York 10041
     Attention: Carlos Esteves       To Confirm by Telephone                Attention: Carlos Esteves
                                     or for Information Call:
                                        (212) 638-0828


      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.


                 THE FOLLOWING GUARANTEE MUST BE COMPLETED

                           GUARANTEE OF DELIVERY

                 (Not to be used for Signature Guarantee)

      The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) or an Agent's Message in lieu thereof and any other documents required by such Letter of Transmittal, within 5 New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal or an Agent's Message in lieu thereof and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
             -----------------------    ----------------------------------
                                        (Authorized Signature)

Address:                                Title:
        ----------------------------          ----------------------------

------------------------------------    Name: ----------------------------
                          (Zip Code)          (Please type or print)

Area Code and Telephone Number:
                                        Date:
------------------------------------          ----------------------------

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE IN LIEU THEREOF AND ANY OTHER REQUIRED DOCUMENTS.